Ex. 99.1

          OXiGENE Regains Rights to Combretastatin Anti-Tumor Compounds
  Company Plans to Continue Aggressive Development of Vascular Targeting Agents
                          and Next-Generation Products

Watertown, Mass., October 24, 2001 - OXiGENE, Inc. (Nasdaq: OXGN, SSE: OXGN), The Vascular Targeting Company, announced today that it has regained full development and licensing rights to its Combretastatin family of vascular targeting agents, following a decision by the Company and Bristol-Myers Squibb to conclude their research collaboration and licensing agreement. OXiGENE also announced that it would end further clinical development of its benzamide-based product, Declopramide, to focus its resources exclusively on vascular targeting.

OXiGENE and BMS signed their research collaboration and licensing agreement in December 1999. The agreement gave BMS worldwide rights to develop Combretastatin compounds, including OXiGENE's lead compound Combretastatin A4 Prodrug (CA4P) as a new class of anti-cancer agents.

Bjorn Nordenvall, M.D., Ph.D., OXiGENE's chairman and chief executive officer, said, "Our two-year collaboration with Bristol-Myers Squibb has been valuable for OXiGENE, enabling us to complete three of our own Phase I clinical trials and allowing us to advance the development of our lead vascular targeting agent, CA4P. However, it recently became clear that CA4P was no longer consistent with BMS' strategic profile for drug development."

"We are delighted about taking over responsibility for the Combretastatin compounds, including CA4P, because we believe control over the Combretastatin compounds is in the best interest of our shareholders and the entire Company," Nordenvall continued. "It not only allows OXiGENE to put CA4P on a far more aggressive development path, but also to explore other business and licensing opportunities and the development of next generation Combretastatin compounds. We are fully committed to the further development of CA4P in the United States and Europe, including a Phase IB study in combination with chemotherapy or radiation, and a Phase II clinical trial as a monotherapy."

OXiGENE plans to present final Phase I data from its U.S. clinical trial conducted in Cleveland, Ohio. That data is scheduled to be presented on October 31 by the study's lead investigator, Dr. Scot Remick, at the 2001 AACR-NCI-EORTC (American Association for Cancer Research/National Cancer Institute/European Organization for Research and Treatment of Cancer) International Conference on Molecular Targets and Cancer Therapeutics in Miami, Florida.

CA4P selectively targets existing tumor blood vessels, inhibiting the tumor's blood supply and depriving it of oxygen and nutrients necessary for its survival and growth. CA4P is being developed for potential use either as a stand-alone therapy for solid tumors that require blood vessels for survival, or in combination with chemotherapy or radiation to enhance the effectiveness of these traditional cancer treatments.

"Our Phase I data clearly demonstrates CA4P's ability to be administered safely at doses that reduce the blood flow that feeds malignant tumors and, additionally, we have observed clinical responses in several patients," Nordenvall said. "Having demonstrated the drug's proof of principle and preliminary safety profile, we are now ready to take the compound to the next stage of clinical development."

"We see strong potential for our vascular targeting technology as a front-line therapy in the fight against cancer and other diseases, and we are committing the scientific and financial resources of the Company to this effort," Nordenvall said. "As a result, we have made the business decision to stop further clinical development of our benzamide compounds and to make vascular targeting the centerpiece of the Company."

OXiGENE will hold a conference call at 10 a.m. (ET) Thursday, October 25 to discuss this news release and its 2001 third quarter financial results. Domestic callers may dial 1-888-214-7569 and international callers may dial 1-415-537-1938 to listen to the call. To access a live audio webcast of the conference call, please visit the following URL on the Internet: http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=OXGN&script=2400 Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast. The online archive of the broadcast will be available within two hours of the live call for a period of 30 days. A re-broadcast of the teleconference will be available two hours after the call until noon ET on October 27, 2001 by dialing 1-800-633-8284 from the U.S. or 1-858-812-6440 from abroad. Replay callers, please use passcode: 19746529.

                                  About OXiGENE

OXiGENE, an international biopharmaceutical company, is the world leader in vascular targeting agents which destroy existing blood vessels associated with cancerous tumors, and which may have an application in the treatment of certain forms of ocular disease. With its flagship family of Combretastatin-based vascular targeting agents, OXiGENE is developing a diverse portfolio of innovative products to combat these conditions. The Company's mission is to in-license new therapeutics from academic partners, and develop new drugs that will enhance the effectiveness of traditional cancer treatments and to introduce innovative therapies that attack cancer and other diseases.

                              Safe Harbor Statement

This news release contains forward-looking statements made under the Private Securities Litigation Reform Act of 1995. These statements include: the safety and effectiveness of OXiGENE's vascular targeting agents, the results of clinical trials involving our vascular targeting agents, the future development and licensing of our Combretastatin compounds and the use of Combretastatin compounds as either a stand-along therapy for solid tumors, or in combination with chemotherapy or radiation to enhance the effectiveness of these traditional cancer treatments. Any or all of the forward-looking statements in this press release may turn out to be wrong in whole or in part. The statements can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including, but are not limited to, the early stage of our product development and the unproven efficacy of our technology and at acceptable dosage levels; our ability to raise additional capital when needed and on reasonable terms or at all; uncertainties as to the future success of ongoing and planned clinical trials; need to obtain regulatory approvals and our dependence on others for much of the clinical development of our technology, as well as for the manufacture and marketing of any products that might successfully reach the end of the development process; competition from other companies and other institutions pursuing alternative technologies, some of which have greater resources; and uncertainties related to our ability to obtain adequate intellectual property protection for our technology and products. Consequently, no forward-looking statement can be guaranteed, and actual results may vary materially. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements are contained in our reports to the Securities and Exchange Commission including our 10-Q, 8-K and 10-K reports. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.


                                      -end-


Contact:

OXiGENE, Inc.                         or        Sharon Merrill Associates, Inc.
Tammy Bishop                                    David Calusdian (Investors)
Director of Investor Relations and              Scott Solomon (Media)
Corporate Communications                        (617) 542-5300
(617) 673-7826                                  dcalusdian@investorrelations.com
tbishop@oxigene.com                             ssolomon@investorrelations.com